Exhibit 99.1

June 14, 2004

Sterling Contact:	Pennsylvania State Contact:
Michael Lambert	Tom Sposito
Vice President, Director of Marketing	President
Phone: 717-735-5558	Phone: 717-731-7272

FOR IMMEDIATE RELEASE

Sterling Financial agrees to purchase Pennsylvania State Bank

LANCASTER, PA – Sterling Financial Corporation (Nasdaq: SLFI) and The Pennsylvania State Banking Company (OTC: PLVB), the parent company of Pennsylvania State Bank, today announced that they have entered into a definitive agreement pursuant to which Sterling Financial will acquire The Pennsylvania State Banking Company.

Based in Camp Hill, PA, Pennsylvania State Bank operates four branch locations in Cumberland County, two branch locations in Dauphin County, and listed total assets of $201.3 million as of March 31, 2004.

Under the terms of the definitive agreement, each shareholder of The Pennsylvania State Banking Company may elect to receive either $22 per share in cash or exchange their shares for Sterling Financial shares, or a combination thereof. The exchange ratio will be .8300 shares of Sterling Financial common stock for each share of The Pennsylvania Banking Company stock unless Sterling Financial’s average price per share, as determined during the 20-day period prior to closing, is above $26.51. Above $26.51, the exchange ratio will decline on a prorated basis to a minimum of .7239 shares of Sterling Financial stock for each share of The Pennsylvania State Banking Company stock if Sterling Financial’s average price per share is $30.39 or higher. The consideration is subject to election and allocation procedures designed to ensure that, in the aggregate, no more than 75% and no less than 70% of The Pennsylvania State Banking Company is exchanged for Sterling Financial stock. The transaction, which is expected to be completed in late 2004 or early 2005, is presently valued at approximately $44 million.

“We are extremely pleased Pennsylvania State Bank is joining the Sterling Financial family,” said J. Roger Moyer, Jr., President and Chief Executive Officer for Sterling Financial Corporation. “We believe their philosophy, the quality of their leadership, and the markets they serve are an excellent fit with our organization. We have felt for some time that the demographics in Cumberland and Dauphin counties are an ideal match for our community banking model and to enter those areas with a quality, local bank that people know and trust is ideal.”

Pennsylvania State Bank will retain its name and will continue to operate under its own state bank charter. In addition, Pennsylvania State Bank’s Board of Directors and its current President and Chief Executive Officer, Thomas J. Sposito, II, will continue in their current roles. One member of The Pennsylvania State Banking Company’s Board of Directors will be added as a director of Sterling Financial Corporation.

“Our philosophy is a true community banking approach,” said Moyer. “We believe in having proven local leaders, local decision-making and a clear focus on the local community. All of those ingredients have defined, and will continue to define, Pennsylvania State Bank.”

According to Sposito, the benefits to Pennsylvania State Bank customers of joining Sterling Financial Corporation are significant.

“Joining forces with Sterling Financial will provide Pennsylvania State Bank with the financial and centralized support resources we need to continue to grow in our market,” said Sposito. “We will be better able to meet the financial needs of our customers because we will now have access to the broad range of financial services that Sterling Financial provides. We will be more capable of competing with all size financial services providers in terms of products and services while continuing to focus on our goal of building relationships one customer at a time.”

As evidence of the increased opportunities for its customers, Sposito points to the wide array of services that Pennsylvania State Bank will be able to provide in addition to traditional banking services through its relationship with Sterling Financial.

“We will be better positioned to meet the needs of our customers,” said Sposito. “Whether it is estate planning, financial planning, asset management, investment and securities brokerage services, Pennsylvania State Bank will be able to deliver what our customers need. Plus, through our affiliation with Sterling Financial, we can provide commercial and personal insurance, equipment leasing, mortgage settlement services, employee benefits and human resources consulting and more. All of which makes Pennsylvania State Bank a more valuable resource for our customers.”

The affiliation of Pennsylvania State Bank and Sterling Financial Corporation brings together two of the fastest growing companies in Central Pennsylvania. In October, 2003, Sterling Financial was recognized as the 23rd fastest growing company in the region, while Pennsylvania State Bank was ranked 46th in an annual survey conducted by the Central Penn Business Journal.

The merger also means the Sterling Financial family of companies will now include two of the best places to work in Pennsylvania. In 2003, Bank of Lancaster County, a Sterling Financial affiliate, was recognized as the Best Place to Work in Pennsylvania among large-sized employers, while Pennsylvania State Bank was awarded the distinction of the Best Place to Work in Pennsylvania among medium-sized employers. The statewide awards, created by the Ridge/Schweiker administration, are based on a program that identifies, recognizes and honors 100 of Pennsylvania’s best places to work.

Griffin Financial Group acted as financial advisor to Sterling, and Shumaker Williams, P.C. acted as its legal counsel. Janney Montgomery Scott, LLC acted as financial advisor to The Pennsylvania State Banking Company, and Rhoads & Sinon LLP acted as its legal counsel.

A conference call is scheduled for Tuesday, June 15, 2004 at 9:00 a.m. with J. Roger Moyer, Jr., President and CEO of Sterling, J. Bradley Scovill, Senior Executive Vice President and Chief Financial Officer of Sterling, and Thomas J. Sposito, II, President and Chief Executive Officer of The Pennsylvania State Banking Company discussing the transaction. To participate, dial 1-800-893-3751 (confirmation #9226571). An electronic presentation can be accessed beginning Monday, June 14, 2004 at 12:00 p.m. at www.sterlingfi.com (click on Investor Relations), or at www.sec.gov to serve as a summary of the conference.

Sterling Financial Corporation is a family of financial services organizations that operates 56 banking locations in south central Pennsylvania, northern Maryland, and northern Delaware, through its affiliate banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East, Bank of Lebanon County, PennSterling Bank, and Delaware Sterling Bank. As of March 31, 2004, total assets of Sterling Financial Corporation were over $2.3 billion. In addition to its banking affiliates, Sterling’s affiliates include Town and Country Leasing, LLC, Lancaster Insurance Group, LLC, Equipment Finance LLC (a specialty commercial finance company), Sterling Financial Settlement Services LLC, Sterling Financial Trust Company and Church Capital Management LLC (a Registered Investment Advisor), with combined assets under management of $1.7 billion, Bainbridge Securities, Inc. (a securities broker/dealer) and StoudtAdvisors (an employee benefits consulting and brokerage firm).

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the timing of the proposed merger being delayed, costs and efforts required to integrate aspects of the operations of the companies being more difficult than expected, anticipated merger-related synergies not being achieved, the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission.

Sterling Financial Corporation and The Pennsylvania State Banking Company will be filing documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/proxy statement, which will be distributed to shareholders of The Pennsylvania State Banking Company. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Sterling Financial Corporation and The Pennsylvania State Banking Company, free of charge on the SEC’s Internet site (www.sec.gov), by contacting Sterling Financial Corporation, Investor Relations, 101 North Pointe Blvd., Lancaster, PA 17601 (tel: (717) 735-5602 and web site: www.Sterlingfi.com), or by contacting The Pennsylvania State Banking Company, Investor Relations, P.O. Box 487, Camp Hill, PA 17011 (tel: (717) 731-7272). Directors and executive officers of The Pennsylvania State Banking Company may be deemed to be participants in the solicitation of proxies from the shareholders of The Pennsylvania State Banking Company in connection with the merger. Information about the directors and executive officers of The Pennsylvania State Banking Company and their ownership of The Pennsylvania State Banking Company common stock is set forth in The Pennsylvania State Banking Company’s proxy statement for its 2004 annual meeting of shareholders and can be obtained from The Pennsylvania State Banking Company Investor Relations. Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed merger transaction when it becomes available. INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

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